UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 30, 2004

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Douglas Road, Floor 12, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Letter from Ernst & Young to the SEC

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On August 30, 2004, Ernst & Young LLP (“E&Y”), the independent registered public accountants of Mastec, Inc. (the “Company” or the “Registrant”), informed the Company that it would resign as the Company’s independent registered public accounting firm following completion of services related to the audit of Mastec North America, Inc’s financial statements for the year ended December 31, 2003.

     E&Y’s reports on the Company’s financial statements for the fiscal years ended 2002 and 2003, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2002, 2003, and through August 30, 2004, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with their reports on the Company’s consolidated financial statements for such years; and there were no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K, that have not been previously disclosed.

     The Company has provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of E&Y’s letter, dated September 2, 2004, stating its agreement with such statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following will be filed as an amendment to this report:

Exhibit
Number	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission regarding the change in certifying accountant dated September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2004	MASTEC, INC.
By: /s/ Austin Shanfelter Austin Shanfelter Chief Executive Officer MASTEC, INC.